Exhibit 99.1

For Immediate Release

January 28, 2026

Strong Loan Demand, Net Interest Margin Growth, and Better Efficiency Drive 42% Annualized Increase in Earnings Per Share.

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $5.9 million for the quarter ended December 31, 2025 compared to $4.8 million for the quarter ended December 31, 2024, an increase of $1.1 million or 23.9%.  Diluted earnings per common share were $0.42 for the quarter ended December 31, 2025 compared to $0.33 for the quarter ended December 31, 2024, an increase of 27.3%. Annualized return on average assets was 1.01% for the quarter ended December 31, 2025 compared to 0.85% for the quarter ended December 31, 2024, an increase of 18.8%.

Selected Highlights

●	Accelerating Earnings Momentum – Net income of $5.9 million for the quarter ended December 31, 2025 represented a 9.5% increase over the $5.4 million net income reported for the quarter ended September 30, 2025 or an annualized quarter-over-quarter increase of 37.5%. The quarter ended December 31, 2025 marked the sixth consecutive quarter of quarterly net income growth. Diluted earnings per common share were $0.42 for the quarter ended December 31, 2025 and represented a 10.5% increase over the $0.38 diluted earnings per common share reported for the quarter ended September 30, 2025 or an annualized quarter-over-quarter increase of 41.8%.
●	Strong Loan Growth and Exceptional Loan Demand – The Company’s loan portfolio, net of unearned income, grew $37.3 million or 7.6% annualized during the fourth quarter 2025. Loans, net of unearned income, increased $103.2 million or 5.5% from December 31, 2024 to December 31, 2025. The Company’s loan pipeline remained strong with $139.7 million in new commitments recorded during the three months ended December 31, 2025, a 46.7% improvement on the $95.2 million of new commitments recorded during the three months ended September 30, 2025. The most recent quarter’s new commitment production represented the highest quarterly level since the fourth quarter of 2022. New commitments represent loans closed, but not necessarily fully funded as of the end of the respective reporting period.
●	Higher Net Interest Income – For the three months ended December 31, 2025, the Company reported net interest income of $15.9 million, a $1.9 million or 13.3% increase over the prior year quarter.
●	Continued Net Interest Margin Growth – Net interest margin expanded for the seventh consecutive quarter to 2.73%, a 21 basis point improvement from the 2.52% reported for the fourth quarter of 2024. The Company continued to decrease its funding costs as the Federal Reserve lowered the effective federal funds rate over the past year.
●	Positive Operating Leverage – Revenues (net interest income plus non-interest income) grew 17.5% for the twelve months ended December 31, 2025 relative to the twelve months ended December 31, 2024. Over the same period, overhead increased 5.5%. Non-interest expense was $8.0 million for the quarter ended December 31, 2025, a decrease of $1.1 million or 11.8% when compared to the quarter ended September 30, 2025.
●	Strong Asset Quality – As of December 31, 2025 the Company had no non-accrual loans and no other real estate owned assets.
●	Growing Book Value per Share and Dividends – Book value per share increased from $17.28 as of December 31, 2024 to $18.70 as of December 31, 2025, an 8.2% increase. Including the $0.30 per share annual cash dividend declared on April 22, 2025 and paid on July 7, 2025, the annual book value return was 10.0%. On January 27, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.09 per share on the Company’s common stock. The dividend is payable on March 4, 2026 to shareholders of record at the close of business on February 11, 2026. The annualized quarterly cash dividend represents a 20% increase over the 2025 annual cash dividend.
●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of December 31, 2025. During the twelve months ended December 31, 2025, the Company repurchased 135,640 shares of its common stock at a weighted average price of $17.80. The aggregate repurchase activity was accretive to the Company’s book value per share.

Chris Bergstrom, President and Chief Executive Officer, commented, “We are pleased to report a 24% increase in net income for 2025.  We grew our loan portfolio over $103 million in 2025, with 35% of that growth coming in the 4th quarter.  The nearly $140 million in loan commitments booked during the quarter should provide a nice tailwind headed into 2026. Loan growth and the re-pricing of our funding and bond portfolios drove the seventh consecutive quarter of net interest margin expansion and 17.5% revenue growth.  We believe that additional Federal Open Market Committee rate reductions and a continuing normalization of the yield curve could enhance our profitability.  We continue to invest in technology and personnel to cultivate new relationships and deepen existing ones. Despite increasing our headcount by 5%, overhead grew only 5.5% during 2025 and resulted in significant operating leverage.  As we look ahead to 2026, we remain focused on delivering tailored banking services and exceptional client experiences.  The strength of our balance sheet and consistent performance enabled us to implement a quarterly cash dividend.  We believe our fortress balance sheet allows us to focus on continued growth and drive increased returns and shareholder value.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.33 billion at December 31, 2025, $2.32 billion at September 30, 2025, and $2.23 billion at December 31, 2024.  Total assets increased $8.0 million or 1.4% annualized since September 30, 2025 and $98.0 million or 4.4% from December 31, 2024.

Total loans, net of unearned income, increased $37.3 million or 7.6% annualized to $1.98 billion at December 31, 2025 compared to $1.94 billion at September 30, 2025 and increased $103.2 million or 5.5% from $1.87 billion at December 31, 2024.  The increase in loans from September 30, 2025, was primarily attributable to growth in construction & development loans and residential mortgage loans, partially offset by a decline in investor real estate loans. All other portfolios remained relatively unchanged during the most recent quarter.  Refer to the Loan, Deposit and Borrowing Detail table for further information.

The carrying value of the Company’s fixed income securities portfolio was $212.3 million at December 31, 2025, $205.7 million at September 30, 2025, and $222.3 million at December 31, 2024.  The increase in carrying value of the Company’s fixed income securities portfolio since September 30, 2025 was primarily attributable to purchases of six fixed income securities, designated as available-for-sale, with the total carrying amount of $16.4 million.  As of December 31, 2025, 95.3% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At December 31, 2025, 67.5% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow.  At December 31, 2025, the fixed income portfolio had an estimated weighted average life of 3.9 years.  The available-for-sale portfolio comprised approximately 60% of the fixed income securities portfolio and had a weighted average life of 3.1 years at December 31, 2025.  The held-to-maturity portfolio comprised approximately 40% of the fixed income securities portfolio and had a weighted average life of 5.2 years at December 31, 2025.

The Company’s balance sheet remains highly liquid.  The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $827.0 million as of December 31, 2025 compared to $824.3 million as of September 30, 2025 and represented 35.6% and 35.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at December 31, 2025.

Total deposits were relatively unchanged at $1.97 billion at December 31, 2025 compared to September 30, 2025, and increased $79.9 million or 4.2% from $1.89 billion at December 31, 2024.  During the most recent quarter, total deposits increased $3.5 million or 0.2% when compared to September 30, 2025, primarily due to a 3.6% or $13.4 million increase in interest-bearing demand deposits, a 1.3% or $4.7 million increase in money market accounts, and a 1.0% or $4.4 million increase in core time deposits.  These increases were partially offset by a 3.2% or $14.2 million decrease in non-interest bearing demand deposits.  Detail on the deposit activity can be seen in the Loan, Deposit and Borrowing Detail table.  As of December 31, 2025, the Company had $691.5 million of deposits that were not insured or not collateralized compared to $682.8 million and $659.2 million at September 30, 2025 and December 31, 2024, respectively.

Federal Home Loan Bank (“FHLB”) advances remained unchanged at $56.0 million as of December 31, 2025 compared to September 30, 2025 and December 31, 2024.  The three FHLB advances have a weighted average fixed interest rate of 3.99%.  In addition to outstanding FHLB advances, total borrowings as of December 31, 2025 included subordinated debt totaling $24.9 million.

Shareholders’ equity increased $19.0 million or 7.7% to $265.6 million at December 31, 2025 compared to $246.6 million at December 31, 2024. Book value per share was $18.70 as of December 31, 2025 compared to $17.28 as of December 31, 2024, an increase of 8.2%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss, resulting from an increase in the market value of our available-for-sale investment portfolio. This increase was partially offset by cash dividend paid and increased share count from shareholder option exercises and restricted share award issuances, partially offset by the Company’s share repurchases during the period.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of December 31, 2025, the Bank’s total risk-based capital ratio was 16.3%, compared to 16.6% at September 30, 2025, and 16.2% at December 31, 2024.

During the quarter ended December 31, 2025, the Company charged-off a commercial business U.S. Small Business Administration (“SBA”) 7(a) loan in the total amount of $361 thousand.  The charged-off amount represented the unguaranteed portion of the loan.  The Company has submitted a reimbursement claim to the SBA for the guaranteed portion of the loan in the amount of $1.1 million and expects to be paid in full during the first quarter of 2026.  As of December 31, 2025, the Company had no non-accrual loans and no other real estate owned assets.

At December 31, 2025, the allowance for loan credit losses was $19.8 million or 1.0% of outstanding loans, net of unearned income, compared to $19.7 million or 1.02% of outstanding loans, net of unearned income, at September 30, 2025.  The increase in the allowance for loan credit losses during the most recent quarter is predominantly attributable to the growth of the loan portfolio along with the impact of management’s assessment of qualitative factors, mainly related to the evaluation of the existing local economic conditions, as well as considerations of the concentrations of the Company’s loan segments.  These factors contributing to an increase in allowance for credit losses were partially offset by the previously mentioned charge-off of the commercial business SBA 7(a) loan.

At December 31, 2025, the allowance for credit losses on unfunded loan commitments was $1.3 million compared to $1.1 million at September 30, 2025, due to a higher amount of available loan commitments.

The Company did not have an allowance for credit losses on held-to-maturity securities as of December 31, 2025 or September 30, 2025.  As of December 31, 2025, 93.2% of our held-to-maturity portfolio carried the implied guarantee of the United States government or one of its agencies.

The Company believes its owner occupied and non-owner occupied commercial real estate portfolios continue to be of sound credit quality.  The following table demonstrates their strong debt-service-coverage and loan-to-value ratios as of December 31, 2025.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	49.3%	3.2	x	55	$68,629	47.3%	2.3	x	43	$100,089
Office	57.6%	3.7	x	136	87,045	44.3%	2.0	x	57	105,309
Retail	58.9%	3.1	x	43	77,439	49.9%	1.8	x	144	447,696
Church	25.0%	2.5	x	16	24,988	71.2%	1.0	x	2	5,625
Hotel/Motel	- -	- -		- -	- -	50.6%	1.5	x	12	82,539
Other(4)	36.1%	3.4	x	39	65,385	44.8%	2.2	x	7	15,362
Total				289	$323,486				265	$756,620

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of December 31, 2025.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

The following charts provide geographic detail and stated maturity summaries for the Company’s non-owner occupied office portfolio as of December 31, 2025:

Non-owner occupied office: Geography
Geography	Commitment (in 000s)	Percentage
Virginia	$70,639	64.4%
Maryland	24,217	22.1%
DC	14,315	13.1%
Other	427	0.4%
Total	$109,598	100.0%

Non-owner occupied office: Maturity
Maturity Year	Commitment (in 000s)	Percentage
2026	5,766	5.3%
2027	6,553	6.0%
2028	14,215	13.0%
2029	26,488	24.1%
2030+	56,576	51.6%
Total	$109,598	100.0%

Income Statement Review

Quarterly Results

The Company reported net income of $5.9 million for the fourth quarter of 2025, an increase of $1.1 million or 23.9% when compared to $4.8 million for the fourth quarter of 2024.

For the three months ended December 31, 2025, net interest income increased $1.8 million or 13.3% to $15.9 million compared to $14.1 million for the three months ended December 31, 2024. During the same period, interest income grew $1.2 million or 4.2%, driven by higher interest income on loans, while interest expense declined by $0.7 million or 5.1%, predominantly due to lower interest expense on time deposits, interest-bearing checking accounts and money market accounts.

The annualized net interest margin for the fourth quarter of 2025 was 2.73% as compared to 2.52% for the same period in 2024.  The increase in net interest margin was primarily due to an increase in average balances of the loan portfolio in combination with the lower rates on interest-bearing deposits.

The cost of interest-bearing liabilities was 3.28% for the fourth quarter of 2025 compared to 3.62% for the same quarter in the prior year driven by the 35 basis points decline in rates on interest-bearing deposits. Rates declined across all deposit categories, most notably in interest-bearing demand deposits, time deposits, and money market accounts, which declined by 38 basis points, 37 basis points, and 36 basis points, respectively.  The yield on interest-earning assets was 4.99% for the fourth quarter of 2025 compared to 5.01% for the same period in 2024 primarily due to a three basis points decrease in loan yield coupled with an 81 basis points decrease in yield on interest-bearing deposits in other banks.  These decreases were partially offset by a 12 basis points increase in securities yield.  Average loans increased by $107.9 million between the three months ended December 31, 2025 and the three months ended December 31, 2024, which was primarily attributable to origination volume in the construction & development and residential mortgage loan portfolios subsequent to December 31, 2024.

Management has been repricing deposits concurrently with each of the three federal funds rate cuts totaling 75 basis points since September 2025.  Management believes that the full benefit of these rate reductions has yet to be realized and expects that the repricing of time deposits should continue to reduce the cost of funds and have a positive impact on the Company’s net interest margin prospectively.

The Company recorded a $624 thousand provision for credit losses for the fourth quarter of 2025 compared to $298 thousand for the fourth quarter of 2024.  Provision for credit losses on funded loans totaled $451 thousand, while provision for credit losses on unfunded loan commitments totaled $173 thousand during the three months ended December 31, 2025.  The provision for credit losses on funded loans during the most recent quarter reflected the impact of the charge-off of the unguaranteed portion of a commercial business SBA 7(a) loan, as well as the growth of the Company’s loan portfolio quarter-over-quarter coupled with the impact of management’s assessment of the qualitative adjustments related to existing local economic conditions and loan segments concentrations.

Non-interest income increased $128 thousand or 45.6% during the fourth quarter of 2025 compared to the fourth quarter of 2024.  This increase was primarily attributable to a $108 thousand increase in gains recorded on sales of the guaranteed portions of the SBA 7(a) loans in combination with the $100 thousand increase in mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation (“NQDC”) plan.

Non-interest expense increased $26 thousand or 0.3% during the fourth quarter of 2025 compared to the fourth quarter of 2024 primarily resulting from an increase in salaries and employee benefits and higher professional fees.  These increases were partially offset by lower occupancy expense. Salaries and employee benefits increased by $100 thousand, which was mainly related to increases in headcount within the Bank during the current fiscal year.  Professional fees increased by $89 thousand due to higher consulting fees. The $91 thousand decrease in occupancy expense was due to a lower office rent resulting from the renegotiation of certain leases during the current year.

For the three months ended December 31, 2025, annualized non-interest expense to average assets was 1.36% compared to 1.41% for the three months ended December 31, 2024.  This decrease was primarily due to the growth in average assets and stable non-interest expense, when comparing the two periods.  For the three months ended December 31, 2025, the efficiency ratio declined to 48.8% compared to 55.4% for the three months ended December 31, 2024. The improvement in the efficiency ratio was due to a 14.0% growth in total revenue, which outpaced 0.3% increase in non-interest expense over the period.

Return on average assets for the quarter ended December 31, 2025 was 1.01% and return on average equity was 8.89% compared to 0.85% and 7.71%, respectively, for the fourth quarter of 2024.

Year-End Results

The Company reported net income of $21.2 million for the twelve months ended December 31, 2025, an increase of $4.1 million or 24.0% when compared to the same period in 2024.

Net interest income for the twelve months ended December 31, 2025 increased $9.5 million or 18.6% compared to the same period of 2024.  The net interest margin for the twelve months ended December 31, 2025 was 2.68% as compared to 2.28% for the same period in the prior year. These increases were driven primarily by the decrease in rates of interest-bearing deposits coupled with increases in average balances and yields of the loan portfolio.

The cost of interest-bearing liabilities was 3.37% for the twelve months ended December 31, 2025 compared to 3.78% for the twelve months ended December 31, 2024. The decrease in the cost of interest-bearing liabilities was primarily due to a 40 basis points decrease in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with a decrease in rates offered on money market, interest-bearing demand deposits and savings deposit accounts since the fourth quarter of 2024.  The yield on interest-earning assets was 5.01% for the twelve months ended December 31, 2025 compared to 4.91% for the same period in 2024. The increase in yield on interest-earning assets was primarily due to a 13 basis point increase in loan yield and an eight basis point increase in securities yield, as a result of higher prevailing interest rates as assets repriced subsequent to the fourth quarter of 2024.  Average loans increased $73.1 million between the twelve months ended December 31, 2025 and 2024, which was primarily attributable to origination volume in the construction & development and residential mortgage loan portfolios subsequent to December 31, 2024.  These positive contributing factors to the year-over-year increase in the net interest margin were partially offset by lower yields and average balances of interest-bearing deposits in other banks.

The Company recorded a $1.7 million provision for credit losses for the twelve months ended December 31, 2025 compared to a $0.4 million recovery of provision for credit losses for the twelve months ended December 31, 2024. The provision for credit losses during the twelve months ended December 31, 2025 was primarily a result of growth of the loan portfolio and the related changes in the portfolio mix, coupled with the impact of the charge-off of the unguaranteed portion of a commercial business SBA 7(a) loan and management’s assessment of the qualitative adjustments reflecting changing local economic conditions monitored throughout the year.

Non-interest income decreased $197 thousand or 8.7% during the twelve months ended December 31, 2025 compared to the same period of 2024.  The decrease was primarily driven by a $198 thousand decrease in the recorded gain on sale of the government guaranteed portion of the SBA 7(a) loans due to lower sale activity along with the $88 thousand decrease in insurance commissions. These decreases were partially offset by a $166 thousand increase to the mark-to-market adjustments on the Company’s NQDC plan and a $37 thousand increase in swap fee income.

Non-interest expense increased $1.8 million or 5.5% during the twelve months ended December 31, 2025 compared to the same period in 2024 primarily resulting from increases in salaries and employee benefits and other expense, predominantly due to higher data processing service fees and professional fees. The $1.5 million or 7.7% increase in salaries and employee benefits was mainly associated with the higher headcount within the Company and an increase in incentive compensation tied to the Company’s operating performance. The investments made to expand the headcount during the current year are expected to contribute to the future growth of the Company and subsequent increases in revenues. Increase in incentive compensation was commensurate with the 24% year-over-year increase in net income and the fact that the Company’s operating performance for 2025 exceeded the budget and strategic plan.  The $168 thousand or 7.6% increase in data processing service fees was primarily due to contractual increases and volume-based activity.  Professional fees increased $146 thousand or 14.6% for the period, driven primarily by higher consulting fees.  These increases were partially offset by a decrease in the Company’s occupancy expense, which declined by $216 thousand or 12.3%, due to a decrease in office rent as a result of the renegotiation of more favorable terms on certain leases.

For the twelve months ended December 31, 2025, non-interest expense to average assets was 1.48% compared to 1.41% for the twelve months ended December 31, 2024. The increase was primarily due to higher non-interest expenses, as outlined above, when comparing the two periods.

For the twelve months ended December 31, 2025, the efficiency ratio was 53.6% compared to 59.7% for the twelve months ended December 31, 2024. The improvement in the efficiency ratio was due to a 17.5% growth in total revenue, which outpaced a 5.5% increase in non-interest expense over the period.

Return on average assets for the twelve months ended December 31, 2025 was 0.93% and return on average equity was 8.26% compared to 0.76% and 7.16%, respectively, for the twelve months ended December 31, 2024.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including potential reductions in spending by the U.S. Government and related reductions in the federal workforce; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

At or For the Three Months Ended	At or For the Twelve Months Ended
December 31	December 31
2025	2024	2025	2024
Selected Balance Sheet Data
Cash and cash equivalents	$129,974	$122,469	$129,974	$122,469
Total investment securities	222,760	232,732	222,760	232,732
Loans, net of unearned income	1,975,360	1,872,173	1,975,360	1,872,173
Allowance for loan credit losses	19,805	18,715	19,805	18,715
Total assets	2,332,550	2,234,947	2,332,550	2,234,947
Non-interest bearing demand deposits	432,733	433,288	432,733	433,288
Interest-bearing deposits	1,539,552	1,459,127	1,539,552	1,459,127
Total deposits	1,972,285	1,892,415	1,972,285	1,892,415
Federal Home Loan Bank advances	56,000	56,000	56,000	56,000
Shareholders' equity	265,638	246,614	265,638	246,614

Summary Results of Operations
Interest income	$29,164	$27,995	$113,257	$110,133
Interest expense	13,224	13,929	52,693	59,086
Net interest income	15,940	14,066	60,564	51,047
Provision for (recovery of) credit losses	624	298	1,688	(370)
Net interest income after provision for (recovery of) credit losses	15,316	13,768	58,876	51,417
Non-interest income	409	281	2,074	2,271
Non-interest expense	7,971	7,945	33,567	31,809
Income before income taxes	7,754	6,104	27,383	21,879
Net income	5,916	4,776	21,233	17,121

Per Share Data and Shares Outstanding
Earnings per common share - basic	$0.42	$0.34	$1.49	$1.20
Earnings per common share - diluted	$0.42	$0.33	$1.49	$1.20
Book value per share	$18.70	$17.28	$18.70	$17.28
Weighted average common shares (basic)	14,142,249	14,196,309	14,189,520	14,172,166
Weighted average common shares (diluted)	14,142,249	14,224,287	14,194,601	14,206,109
Common shares outstanding at end of period	14,204,877	14,269,469	14,204,877	14,269,469

Performance Ratios
Return on average assets (annualized)	1.01%	0.85%	0.93%	0.76%
Return on average equity (annualized)	8.89%	7.71%	8.26%	7.16%
Net interest margin (annualized)	2.73%	2.52%	2.68%	2.28%
Non-interest income as a percentage of average assets (annualized)	0.07%	0.05%	0.09%	0.10%
Non-interest expense to average assets (annualized)	1.36%	1.41%	1.48%	1.41%
Efficiency ratio	48.8%	55.4%	53.6%	59.7%

Asset Quality
Non-performing assets to total assets	0.05%	0.45%	0.05%	0.45%
Non-performing loans to total loans	0.05%	0.53%	0.05%	0.53%
Allowance for loan credit losses to non-performing assets	18.3	x	1.9	x	18.3	x	1.9	x
Allowance for loan credit losses to total loans	1.00%	1.00%	1.00%	1.00%
Net charge-offs to average loans (annualized)	0.07%	- -%	0.02%	- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
90 days past due and still accruing interest	1,084	9,978	1,084	9,978
Non-accrual loans	- -	- -	- -	- -
Other real estate owned	- -	- -	- -	- -
Non-performing assets (1)	1,084	9,978	1,084	9,978

Capital Ratios (Bank Level)
Equity / assets	12.2%	11.9%	12.2%	11.9%
Total risk-based capital ratio	16.3%	16.2%	16.3%	16.2%
Tier 1 risk-based capital ratio	15.2%	15.2%	15.2%	15.2%
Common equity tier 1 ratio	15.2%	15.2%	15.2%	15.2%
Leverage ratio	12.5%	12.4%	12.5%	12.4%

Other Information
Number of full time equivalent employees	139	132	139	132
# Full service branch offices	8	8	8	8

(1)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	December 31,	September 30,	December 31,	Last Three	Year Over
	2025	2025	2024	Months	Year
Assets	(Unaudited)	(Unaudited)	*
Cash and due from banks	$6,492	$8,867	$5,945	(26.8)%	9.2%
Interest-bearing deposits in banks	123,482	154,778	116,524	(20.2)%	6.0%
Securities available-for-sale, at fair value	123,852	116,378	130,257	6.4%	(4.9)%
Securities held-to-maturity at amortized cost, fair value of $77,575, $77,647, and $76,270 at 12/31/2025, 9/30/2025, and 12/31/2024, respectively	88,421	89,291	92,009	(1.0)%	(3.9)%
Restricted securities, at cost	7,644	7,641	7,634	- -%	0.1%
Equity securities, at fair value	2,843	2,809	2,832	1.2%	0.4%
Loans, net of unearned income	1,975,360	1,938,108	1,872,173	1.9%	5.5%
Allowance for loan credit losses	(19,805)	(19,714)	(18,715)	0.5%	5.8%
Net loans	1,955,555	1,918,394	1,853,458	1.9%	5.5%
Bank premises and equipment, net	1,315	1,424	1,318	(7.7)%	(0.2)%
Accrued interest receivable	5,890	5,819	5,996	1.2%	(1.8)%
Right of use assets	4,551	4,583	5,013	(0.7)%	(9.2)%
Other assets	12,505	14,560	13,961	(14.1)%	(10.4)%
Total assets	$2,332,550	$2,324,544	$2,234,947	0.3%	4.4%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$432,733	$446,925	$433,288	(3.2)%	(0.1)%
Interest-bearing demand deposits	745,323	727,295	705,097	2.5%	5.7%
Savings deposits	34,683	39,427	44,367	(12.0)%	(21.8)%
Time deposits	759,546	755,181	709,663	0.6%	7.0%
Total deposits	1,972,285	1,968,828	1,892,415	0.2%	4.2%
Federal Home Loan Bank advances	56,000	56,000	56,000	- -%	- -%
Subordinated debt, net	24,875	24,854	24,791	0.1%	0.3%
Accrued interest payable	2,124	1,869	2,394	13.6%	(11.3)%
Lease liabilities	4,819	4,941	5,369	(2.5)%	(10.2)%
Other liabilities	6,809	8,360	7,364	(18.6)%	(7.5)%
Total liabilities	2,066,912	2,064,852	1,988,333	0.1%	4.0%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,204,877 at 12/31/2025 including 58,821 unvested shares, issued and outstanding, 14,216,781 at 9/30/2025 including 51,085 unvested shares, issued and outstanding, and 14,269,469 at 12/31/2024 including 54,388 unvested shares, issued and outstanding	141	142	142	(0.7)%	(0.7)%
Additional paid-in capital	95,699	96,311	97,173	(0.6)%	(1.5)%
Retained earnings	176,913	170,998	159,951	3.5%	10.6%
Accumulated other comprehensive loss	(7,115)	(7,759)	(10,652)	(8.3)%	(33.2)%
Total shareholders' equity	265,638	259,692	246,614	2.3%	7.7%
Total liabilities and shareholders' equity	$2,332,550	$2,324,544	$2,234,947	0.3%	4.4%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	*
Interest and Dividend Income
Interest and fees on loans	$26,433	$25,044	5.5%	$102,651	$96,332	6.6%
Interest on investment securities, taxable	1,053	1,091	(3.5)%	4,198	4,692	(10.5)%
Interest on investment securities, tax-exempt	9	9	- -%	36	36	- -%
Dividends	120	128	(6.3)%	484	391	23.8%
Interest on deposits in other banks	1,549	1,723	(10.1)%	5,888	8,682	(32.2)%
Total interest and dividend income	29,164	27,995	4.2%	113,257	110,133	2.8%

Interest Expense
Deposits	12,303	13,008	(5.4)%	49,027	54,492	(10.0)%
Federal funds purchased	- -	- -	N/M	2	2	- -%
Federal Home Loan Bank advances	572	572	- -%	2,268	745	204.4%
Federal Reserve Bank borrowings	- -	- -	N/M	- -	2,451	(100.0)%
Subordinated debt	349	349	- -%	1,396	1,396	- -%
Total interest expense	13,224	13,929	(5.1)%	52,693	59,086	(10.8)%

Net interest income	15,940	14,066	13.3%	60,564	51,047	18.6%

Provision for (recovery of) Credit Losses	624	298	109.4%	1,688	(370)	N/M

Net interest income after provision for (recovery of) credit losses	15,316	13,768	11.2%	58,876	51,417	14.5%

Non-interest Income
Service charges on deposit accounts	81	89	(9.0)%	336	349	(3.7)%
Other service charges and fees	142	181	(21.5)%	571	655	(12.8)%
Insurance commissions	24	59	(59.3)%	328	416	(21.2)%
Gain on sale of government guaranteed loans	119	11	981.8%	322	520	(38.1)%
Non-qualified deferred compensation plan asset gains, net	38	(62)	N/M	402	236	70.3%
Other income	5	3	66.7%	115	95	21.1%
Total non-interest income	409	281	45.6%	2,074	2,271	(8.7)%

Non-interest Expenses
Salaries and employee benefits	4,758	4,658	2.1%	20,729	19,240	7.7%
Occupancy expense of premises	326	417	(21.8)%	1,544	1,760	(12.3)%
Furniture and equipment expenses	326	319	2.2%	1,285	1,220	5.3%
Other expenses	2,561	2,551	0.4%	10,009	9,589	4.4%
Total non-interest expenses	7,971	7,945	0.3%	33,567	31,809	5.5%

Income before income taxes	7,754	6,104	27.0%	27,383	21,879	25.2%

Income Tax Expense	1,838	1,328	38.4%	6,150	4,758	29.3%

Net income	$5,916	$4,776	23.9%	$21,233	$17,121	24.0%

Earnings Per Share
Basic	$0.42	$0.34	23.5%	$1.49	$1.20	24.2%
Diluted	$0.42	$0.33	27.3%	$1.49	$1.20	24.2%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

At or For the Three Months Ended
	2025								2024
	December 31		September 30		June 30	March 31		December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income		$29,164		$28,945	$27,843		$27,305		$27,995		$28,428	$26,791		$26,919
Interest expense		13,224		13,345	12,917		13,208		13,929		15,272	14,710		15,175
Net interest income		15,940		15,600	14,926		14,097		14,066		13,156	12,081		11,744
Provision for (recovery of) credit losses		624		356	537		170		298		400	(292)		(776)
Non-interest income		409		653	507		505		281		617	555		818
Non-interest expenses		7,971		9,034	8,313		8,248		7,945		8,031	7,909		7,924
Income before income taxes		7,754		6,863	6,583		6,184		6,104		5,342	5,019		5,414
Income tax expense		1,838		1,459	1,480		1,374		1,328		1,107	1,114		1,210
Net income		$5,916		$5,404	$5,103		$4,810		$4,776		$4,235	$3,905		$4,204

Financial Performance:
Return on average assets (annualized)		1.01%		0.94%	0.91%		0.87%		0.85%		0.73%	0.70%		0.75%
Return on average equity (annualized)		8.89%		8.31%	8.06%		7.76%		7.71%		7.00%	6.68%		7.23%
Net interest margin (annualized)		2.73%		2.72%	2.69%		2.58%		2.52%		2.30%	2.19%		2.11%
Non-interest income as a percentage of average assets (annualized)		0.07%		0.11%	0.09%		0.09%		0.05%		0.11%	0.10%		0.15%
Non-interest expense to average assets (annualized)		1.36%		1.57%	1.49%		1.50%		1.41%		1.39%	1.42%		1.41%
Efficiency ratio		48.8%		55.6%	53.9%		56.5%		55.4%		58.3%	62.6%		63.1%

Per Share Data:
Earnings per common share - basic		$0.42		$0.38	$0.36		$0.34		$0.34		$0.30	$0.27		$0.30
Earnings per common share - diluted		$0.42		$0.38	$0.36		$0.34		$0.33		$0.30	$0.27		$0.30
Book value per share		$18.70		$18.27	$17.83		$17.72		$17.28		$17.07	$16.54		$16.51
Dividends declared per share	$	- -	$	- -	$0.30	$	- -	$	- -	$	- -	$0.25	$	- -
Weighted average common shares (basic)		14,142,249		14,172,953	14,221,597		14,223,046		14,196,309		14,187,691	14,173,245		14,130,986
Weighted average common shares (diluted)		14,142,249		14,172,953	14,223,418		14,241,114		14,224,287		14,214,586	14,200,171		14,181,254
Common shares outstanding at end of period		14,204,877		14,216,781	14,231,389		14,275,885		14,269,469		14,238,677	14,229,853		14,209,606

Non-interest Income:
Service charges on deposit accounts		$81		$87	$86		$82		$89		$84	$88		$88
Other service charges and fees		142		135	141		153		181		160	165		149
Insurance commissions		24		58	33		213		59		64	40		252
Gain on sale of government guaranteed loans		119		106	61		36		11		160	216		133
Non-qualified deferred compensation plan asset gains (losses), net		38		158	182		24		(62)		139	35		124
Other income (loss)		5		109	4		(3)		3		10	11		72
Total non-interest income		$409		$653	$507		$505		$281		$617	$555		$818

Non-interest Expenses:
Salaries and employee benefits		$4,758		$5,693	$5,178		$5,099		$4,658		$4,897	$4,875		$4,810
Occupancy expense of premises		326		405	407		407		417		444	448		451
Furniture and equipment expenses		326		329	315		316		319		304	301		297
Other expenses		2,561		2,607	2,413		2,426		2,551		2,386	2,285		2,366
Total non-interest expenses		$7,971		$9,034	$8,313		$8,248		$7,945		$8,031	$7,909		$7,924

Balance Sheets at Quarter End:
Total loans, net of unearned income		$1,975,360		$1,938,108	$1,916,915		$1,870,472		$1,872,173		$1,842,598	$1,827,187		$1,825,931
Allowance for loan credit losses		(19,805)		(19,714)	(19,298)		(18,826)		(18,715)		(18,481)	(18,433)		(18,671)
Investment securities		222,760		216,119	226,495		226,163		232,732		247,840	249,582		261,341
Interest-earning assets		2,321,602		2,309,005	2,250,921		2,255,154		2,221,429		2,259,501	2,249,350		2,234,592
Total assets		2,332,550		2,324,544	2,267,953		2,272,432		2,234,947		2,274,363	2,269,757		2,251,837
Total deposits		1,972,285		1,968,828	1,896,893		1,922,175		1,892,415		1,936,150	1,912,840		1,900,990
Total interest-bearing liabilities		1,620,427		1,602,757	1,555,598		1,565,165		1,539,918		1,544,498	1,577,420		1,598,050
Total shareholders' equity		265,638		259,692	253,732		252,958		246,614		243,118	235,346		234,550

Quarterly Average Balance Sheets:
Total loans, net of unearned income		$1,946,386		$1,912,275	$1,868,290		$1,868,303		$1,838,526		$1,818,472	$1,810,722		$1,835,966
Investment securities		220,324		221,802	229,171		231,479		243,329		249,354	255,940		270,760
Interest-earning assets		2,319,551		2,275,386	2,224,806		2,220,730		2,223,725		2,277,427	2,222,658		2,247,620
Total assets		2,331,563		2,289,352	2,238,955		2,233,761		2,238,062		2,292,385	2,239,261		2,264,544
Total deposits		1,970,486		1,934,456	1,883,425		1,884,969		1,893,976		1,939,601	1,883,010		1,914,173
Total interest-bearing liabilities		1,601,506		1,571,390	1,530,811		1,540,974		1,532,452		1,573,631	1,551,953		1,600,197
Total shareholders' equity		264,175		257,993	254,071		251,559		246,525		240,609	235,136		233,952

Financial Measures:
Average equity to average assets		11.3%		11.3%	11.3%		11.3%		11.0%		10.5%	10.5%		10.3%
Investment securities to earning assets		9.6%		9.4%	10.1%		10.0%		10.5%		11.0%	11.1%		11.7%
Loans to earning assets		85.1%		83.9%	85.2%		82.9%		84.3%		81.5%	81.2%		81.7%
Loans to assets		84.7%		83.4%	84.5%		82.3%		83.8%		81.0%	80.5%		81.1%
Loans to deposits		100.2%		98.4%	101.1%		97.3%		98.9%		95.2%	95.5%		96.1%

Capital Ratios (Bank Level):
Equity / assets		12.2%		12.1%	12.2%		11.9%		11.9%		11.6%	11.4%		11.3%
Total risk-based capital ratio		16.3%		16.6%	16.3%		16.5%		16.2%		16.3%	16.4%		16.1%
Tier 1 risk-based capital ratio		15.2%		15.5%	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Common equity tier 1 ratio		15.2%		15.5%	15.3%		15.4%		15.2%		15.3%	15.4%		15.1%
Leverage ratio		12.5%		12.7%	12.8%		12.6%		12.4%		11.9%	12.2%		11.8%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2025											2024
	December 31			September 30			June 30		March 31			December 31			September 30			June 30			March 31
Loans		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Commercial business loans		$49,729	2.5%		$46,486	2.4%	$43,158	2.3%		$46,479	2.5%		$47,612	2.5%		$39,741	2.2%		$41,806	2.3%		$42,779	2.3%
Commercial PPP loans		124	0.0%		124	0.0%	124	0.0%		124	0.0%		124	0.0%		126	0.0%		127	0.0%		129	0.0%
Commercial owner-occupied real estate loans		323,486	16.4%		327,269	16.9%	320,061	16.7%		318,087	17.1%		329,222	17.6%		343,906	18.7%		349,644	19.2%		356,335	19.6%
Total business loans		373,339	18.9%		373,879	19.3%	363,343	19.0%		364,690	19.6%		376,958	20.2%		383,773	20.9%		391,577	21.5%		399,243	21.9%

Investor real estate loans		756,620	38.5%		770,405	39.9%	777,591	40.7%		759,002	40.7%		757,173	40.5%		726,771	39.5%		722,419	39.6%		692,418	38.0%
Construction & development loans		222,659	11.3%		193,444	10.0%	186,409	9.7%		173,270	9.3%		164,988	8.8%		161,466	8.8%		138,744	7.6%		151,476	8.3%
Multi-family loans		93,511	4.7%		93,477	4.8%	94,415	4.9%		95,556	5.1%		94,695	5.1%		91,426	5.0%		91,925	5.1%		94,719	5.2%
Total commercial real estate loans		1,072,790	54.5%		1,057,326	54.7%	1,058,415	55.3%		1,027,828	55.1%		1,016,856	54.4%		979,663	53.3%		953,088	52.3%		938,613	51.5%

Residential mortgage loans		522,990	26.5%		501,104	25.9%	489,522	25.6%		472,747	25.3%		472,932	25.3%		473,787	25.8%		476,764	26.2%		482,254	26.5%
Consumer loans		1,157	0.1%		1,029	0.1%	998	0.1%		809	0.0%		906	0.0%		877	0.0%		876	0.0%		772	0.1%
Total loans		$1,970,276	100.0%		$1,933,338	100.0%	$1,912,278	100.0%		$1,866,074	100.0%		$1,867,652	100.0%		$1,838,100	100.0%		$1,822,305	100.0%		$1,820,882	100.0%
Less: Allowance for loan credit losses		(19,805)			(19,714)		(19,298)			(18,826)			(18,715)			(18,481)			(18,433)			(18,671)
Net deferred loan costs		5,084			4,770		4,637			4,398			4,521			4,498			4,882			5,049
Net loans		$1,955,555			$1,918,394		$1,897,617			$1,851,646			$1,853,458			$1,824,117			$1,808,754			$1,807,260

	2025											2024
	December 31			September 30			June 30		March 31			December 31			September 30			June 30			March 31
Deposits		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total
Non-interest bearing demand deposits		$432,733	21.9%		$446,925	22.7%	$438,628	23.1%		$437,822	22.8%		$433,288	22.9%		$472,422	24.4%		$437,169	22.8%		$404,669	21.3%
Interest-bearing demand deposits:
NOW accounts(1)		380,029	19.3%		366,655	18.6%	344,931	18.2%		355,752	18.5%		355,840	18.8%		324,660	16.8%		321,702	16.8%		318,445	16.8%
Money market accounts(1)		365,294	18.5%		360,640	18.3%	336,299	17.7%		349,634	18.2%		349,257	18.5%		360,725	18.6%		346,249	18.1%		326,135	17.1%
Savings accounts		34,683	1.8%		39,427	2.0%	42,966	2.3%		42,583	2.2%		44,367	2.3%		43,779	2.3%		45,884	2.4%		50,664	2.7%
Certificates of deposit
$250,000 or more		337,605	17.1%		337,800	17.2%	324,343	17.1%		322,630	16.8%		315,549	16.7%		334,591	17.3%		339,908	17.8%		355,766	18.7%
Less than $250,000		84,710	4.3%		85,719	4.4%	80,500	4.2%		79,305	4.1%		83,060	4.4%		86,932	4.5%		91,258	4.8%		99,694	5.2%
QwickRate® certificates of deposit		249	0.0%		249	0.0%	249	0.1%		249	0.0%		249	0.0%		4,119	0.2%		4,119	0.2%		5,117	0.3%
IntraFi® certificates of deposit		35,096	1.8%		29,451	1.5%	27,015	1.4%		36,522	1.9%		34,288	1.8%		32,801	1.7%		32,922	1.7%		34,443	1.8%
Brokered deposits		301,886	15.3%		301,962	15.3%	301,962	15.9%		297,678	15.5%		276,517	14.6%		276,121	14.2%		293,629	15.4%		306,057	16.1%
Total deposits		$1,972,285	100.0%		$1,968,828	100.0%	$1,896,893	100.0%		$1,922,175	100.0%		$1,892,415	100.0%		$1,936,150	100.0%		$1,912,840	100.0%		$1,900,990	100.0%

Borrowings
Federal funds purchased	$	- -	0.0%	$	- -	0.0%	$16,500	17.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%
Federal Home Loan Bank advances		56,000	69.2%		56,000	69.3%	56,000	57.5%		56,000	69.3%		56,000	69.3%		56,000	69.3%		- -	0.0%		- -	0.0%
Federal Reserve Bank borrowings		- -	0.0%		- -	0.0%	- -	0.0%		- -	0.0%		- -	0.0%		- -	0.0%		77,000	75.7%		77,000	75.7%
Subordinated debt, net		24,875	30.8%		24,854	30.7%	24,833	25.5%		24,812	30.7%		24,791	30.7%		24,770	30.7%		24,749	24.3%		24,729	24.3%
Total borrowings		$80,875	100.0%		$80,854	100.0%	$97,333	100.0%		$80,812	100.0%		$80,791	100.0%		$80,770	100.0%		$101,749	100.0%		$101,729	100.0%

Total deposits and borrowings		$2,053,160			$2,049,682		$1,994,226			$2,002,987			$1,973,206			$2,016,920			$2,014,589			$2,002,719

Core customer funding sources (2)		$1,670,150	82.3%		$1,666,617	82.3%	$1,594,682	81.0%		$1,624,248	82.1%		$1,615,649	82.9%		$1,655,910	83.1%		$1,615,092	81.2%		$1,589,816	80.4%
Wholesale funding sources (3)		358,135	17.7%		358,211	17.7%	374,711	19.0%		353,927	17.9%		332,766	17.1%		336,240	16.9%		374,748	18.8%		388,174	19.6%
Total funding sources		$2,028,285	100.0%		$2,024,828	100.0%	$1,969,393	100.0%		$1,978,175	100.0%		$1,948,415	100.0%		$1,992,150	100.0%		$1,989,840	100.0%		$1,977,990	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand® IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate(3)	Average Balance	Expense	Rate(3)
Assets:
Securities:
Taxable	$224,275	$4,682	2.09%	$253,421	$5,083	2.01%
Tax-exempt(1)	1,378	45	3.27%	1,379	45	3.26%
Total securities	$225,653	$4,727	2.09%	$254,800	$5,128	2.01%
Loans, net of unearned income(2):
Taxable	1,881,636	102,086	5.43%	1,807,547	95,770	5.30%
Tax-exempt(1)	17,428	716	4.11%	18,389	712	3.87%
Total loans, net of unearned income	$1,899,064	$102,802	5.41%	$1,825,936	$96,482	5.28%
Interest-bearing deposits in other banks	$135,714	$5,888	4.34%	$162,165	$8,682	5.35%
Total interest-earning assets	$2,260,431	$113,417	5.01%	$2,242,901	$110,292	4.91%
Total non-interest earning assets	13,288			15,630
Total assets	$2,273,719			$2,258,531
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$353,556	$8,115	2.30%	$322,028	$8,848	2.75%
Money market accounts	352,226	9,383	2.66%	342,057	10,707	3.13%
Savings accounts	41,227	422	1.02%	48,466	664	1.37%
Time deposits	733,433	31,107	4.24%	757,494	34,273	4.52%
Total interest-bearing deposits	$1,480,442	$49,027	3.31%	$1,470,045	$54,492	3.71%
Federal funds purchased	46	2	4.35%	28	2	7.14%
Subordinated debt	24,831	1,396	5.62%	24,747	1,396	5.64%
Federal Reserve Bank borrowings	—	—	N/M	51,314	2,451	4.78%
Federal Home Loan Bank advances	56,000	2,268	4.05%	18,361	745	4.06%
Total interest-bearing liabilities	$1,561,319	$52,693	3.37%	$1,564,495	$59,086	3.78%
Demand deposits	438,171			437,694
Other liabilities	17,322			17,261
Total liabilities	$2,016,812			$2,019,450
Shareholders’ equity	$256,907			$239,081
Total liabilities and shareholders’ equity	$2,273,719			$2,258,531

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$60,724	1.64%		$51,206	1.14%
Less: tax-equivalent adjustment		160			159
Net interest income and spread (GAAP)		$60,564	1.64%		$51,047	1.13%

Interest income/earning assets			5.01%			4.91%
Interest expense/earning assets			2.33%			2.63%
Net interest margin			2.68%			2.28%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $160 thousand and $159 thousand for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2025 and December 31, 2024.
(3)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate(3)	Average Balance	Expense	Rate(3)
Assets:
Securities:
Taxable	$218,946	$1,173	2.13%	$241,950	$1,219	2.00%
Tax-exempt(1)	1,378	11	3.17%	1,379	11	3.17%
Total securities	$220,324	$1,184	2.13%	$243,329	$1,230	2.01%
Loans, net of unearned income(2):
Taxable	1,927,391	26,268	5.41%	1,821,664	24,913	5.44%
Tax-exempt(1)	18,995	209	4.37%	16,862	166	3.92%
Total loans, net of unearned income	$1,946,386	$26,477	5.40%	$1,838,526	$25,079	5.43%
Interest-bearing deposits in other banks	$152,841	$1,549	4.02%	$141,870	$1,723	4.83%
Total interest-earning assets	$2,319,551	$29,210	4.99%	$2,223,725	$28,032	5.01%
Total non-interest earning assets	12,012			14,337
Total assets	$2,331,563			$2,238,062
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$371,619	2,097	2.24%	$351,135	2,315	2.62%
Money market accounts	370,580	2,365	2.53%	347,105	2,518	2.89%
Savings accounts	36,401	91	0.99%	43,720	134	1.22%
Time deposits	742,042	7,750	4.14%	709,713	8,041	4.51%
Total interest-bearing deposits	$1,520,642	$12,303	3.21%	$1,451,673	$13,008	3.56%
Federal funds purchased	1	—	N/M	—	—	N/M
Subordinated debt	24,862	349	5.57%	24,778	349	5.60%
Federal Reserve Bank borrowings	—	—	N/M	—	—	N/M
Federal Home Loan Bank advances	56,001	572	4.05%	56,001	572	4.06%
Total interest-bearing liabilities	$1,601,506	$13,224	3.28%	$1,532,452	$13,929	3.62%
Demand deposits	449,844			442,303
Other liabilities	16,038			16,782
Total liabilities	$2,067,388			$1,991,537
Shareholders’ equity	$264,175			$246,525
Total liabilities and shareholders’ equity	$2,331,563			$2,238,062

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$15,986	1.71%		$14,103	1.39%
Less: tax-equivalent adjustment		46			37
Net interest income and spread (GAAP)		$15,940	1.71%		$14,066	1.39%

Interest income/earning assets			4.99%			5.01%
Interest expense/earning assets			2.26%			2.49%
Net interest margin			2.73%			2.52%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $46 thousand and $37 thousand for the three months ended December 31, 2025 and December 31, 2024, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2025 and December 31, 2024.
(3)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.